March 30, 2012

VIA EMAIL

To the Board and Management of Feihe International, Inc.:

I hereby resign from the board of directors as of the above date. There were no disagreements between myself and the board and management. Thank you.

Best regards,

/s/ Neil Shen

Neil Shen